UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

Assembly Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Tower Place, 7th Floor, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 509-4583

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ASMB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2026, Assembly Biosciences, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Guggenheim Securities, LLC ("Guggenheim Securities") and UBS Securities LLC, as representatives of the several underwriters listed in Schedule A thereto (the "Underwriters"), in connection with the issuance and sale, in an underwritten, registered offering (the "Offering"), of: (1) 3,358,602 shares (the "Offering Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), at an offering price of $26.50 per share; and (2) pre-funded warrants (the "Pre-Funded Warrants") to purchase up to an aggregate of 415,000 shares of Common Stock (the "Pre-Funded Warrant Shares"), at an offering price of $26.499 per Pre-Funded Warrant. The Offering Shares, and the Pre-Funded Warrants and the Pre-Funded Warrant Shares are referred to collectively as the "Securities."

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 566,040 additional shares of Common Stock on the same terms as the Offering Shares, and the Underwriters exercised the option in full on May 22, 2026 (the “Option Exercise”). The Company received net proceeds of approximately $107.4 million from the Offering and the Option Exercise, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Underwriting Agreement contains customary representations, warranties, covenants and conditions. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities that could be incurred by them in connection with the Offering. Subject to certain exceptions, the Company’s executive officers and directors agreed not to sell or otherwise dispose of any of the shares of Common Stock held by them for a period beginning on the date of execution of the applicable lock-up agreements by each such executive officer and director and ending 90 days after the date of the final prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Offering pursuant to Rule 424(b) under the Securities Act of 1933, as amended, without first obtaining the written consent of Guggenheim Securities.

The Pre-Funded Warrants have an initial exercise price of $0.001 per share and became immediately exercisable on the date of issuance. The Pre-Funded Warrants do not have a termination date.

A holder of the Pre-Funded Warrants may not exercise any portion of the Pre-Funded Warrants to the extent that such holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, upon at least 61 days’ prior notice from a holder to the Company, such holder may increase or decrease such beneficial ownership threshold of outstanding Common Stock (measured after exercising any portion of that holder’s Pre-Funded Warrants), as applicable, up to 9.99%, or 19.99% in the case of a holder who beneficially owns more than 9.99% of the Common Stock immediately prior to the issue date of such Pre-Funded Warrants, of the Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

The exercise price and the number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment (but not below the par value of the Common Stock) in the event of certain stock dividends, stock splits, stock combinations or issuances by reclassification affecting the Common Stock and the exercise price.

The Offering was made pursuant to (1) an effective Registration Statement on Form S-3 (File No. 333-294459) filed with the SEC on March 19, 2026 and (2) a related prospectus supplement dated May 21, 2026. The closing of the offering occurred on May 26, 2026.

The foregoing summaries of the Offering, the Underwriting Agreement and the Securities do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the Underwriting Agreement and the form of Pre-Funded Warrant are attached hereto as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference.

A copy of the Skadden, Arps, Slate, Meagher & Flom LLP opinion relating to the legality of the issuance and sale of the Securities offered in the Offering, and shares of Common Stock issuable upon exercise of the Pre-Funded Warrants in the Offering, is attached as Exhibit 5.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On May 22, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company also issued a press release on May 26, 2026 announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 21, 2026, by and between the Company and Guggenheim Securities, LLC and UBS Securities LLC.
4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
99.1	Press release dated May 22, 2026.
99.2	Press release dated May 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Assembly Biosciences, Inc.

Date: May 26, 2026	By:	/s/ John O. Gunderson
John O. Gunderson
VP, General Counsel and Corporate Secretary